Exhibit 4.1

COMMON STOCK                TEMPORARY CERTIFICATE                COMMON STOCK
                      Exchangeable for Definitive Engraved
                      Certificate When Ready for Delivery

                        RECKSON SERVICE INDUSTRIES, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

       $.01 PAR VALUE                           CUSIP 75621J-10-9
  THIS CERTIFIES THAT ****            SEE REVERSE FOR CERTIFICATE DEFINITIONS
is the owner of *****


      FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF RECKSON SERVICE INDUSTRIES, INC. (hereinafter called the "Corporation"), transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
    IN WITNESS WHEREOF, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be affixed hereto.


DATED:  ___________, 1998

Countersigned and Registered:
     AMERICAN STOCK TRANSFER & TRUST
COMPANY
BY    (New York)   Transfer Agent and Registrar

Authorized Signature



--------------------------------------   ------------------------------------
    Mitchell D. Rechler                         Scott J. Rechler
Secretary and Executive Vice President    President and Chief Executive Officer


                       RECKSON SERVICE INDUSTRIES, INC.
                                CORPORATE SEAL
                                     1998
                                   DELAWARE




     The Corporation will furnish to any stockholder on request and without charge a full statement of the information required by Section 151(f) of the General Corporation Law of the state of Delaware with respect to the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The foregoing Summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request may be made to the secretary of the Corporation at its principal office or to its transfer agent.

     Except as otherwise provided pursuant to the charter of the Corporation, no Person may Beneficially Own shares of Common Stock in excess of 9.9% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the number or value of the outstanding shares of the Common Stock and no Person may Beneficially Own shares of Equity Stock in excess of 9.9% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the value of the outstanding shares of Equity Stock. Any Person who attempts or proposes to Beneficially Own shares of Common Stock or Equity Stock in excess of the above limitations must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as shares of Excess Stock that will be held in trust by the Corporation. The foregoing summary does not purport to be completed and is subject to and qualified in its entirety by reference to the Charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent. The terms of the Preferred Stock Purchase Rights Agreement is hereby incorporated by reference and, prior to the Preferred Rights Distribution Effective Date (as defined in such agreement) this share will evidence one Preferred Right (as defined in such agreement).

                            ---------------

         KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
     OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
           CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

                            ---------------



     The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common   UNIF GIFT MIN ACT -- . . .Custodian   . . .
                                                       (Cust)         (Minor)

TEN ENT -- as tenants by the entireties     under Uniform Gifts to Minors Act

JT TEN -- as joint tenants with right       of . . . . . . . . . . . . . . .
          of survivorship and not as                     (State)
          tenants in common


   Additional abbreviations may also be used though not in the above list.




For value received,                 hereby sell, assign and transfer unto
                    ---------------


PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

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                (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                  INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

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                                                                      Shares
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represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                     Attorney
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to transfer the said stock on the books of the within-named
Corporation with full power of substitution in the premises.


Dated:
      ---------------




                     Signature(s)
                                 --------------------------------------------


                                 NOTICE: The signature(s) to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement of any change whatever.

Signature Guaranteed By:



-----------------------          The shares represented by this certificate
                                 have not been registered under the Securities
                                 Act of 1933. The shares have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these shares under the Securities Act of 1933 or an opinion of the Company's counsel that registration is not required under said Act.